UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment Number 1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RANGEFORD RESOURCES, INC.
(Name of small business issuer in its charter)

Nevada	1311	77-0707050
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Post Office Box 1365
8541 North Country Road 11
Wellington, Colorado 80549
(970) 218-7080
(Address and telephone number of principal executive offices)

Genesis Corporate Development, LLC
1500 Cliff Branch Drive
Henderson, Nevada 89014
(702) 301-7333

(Name, address and telephone number of agent for service)

With copies to:
Law Office of Timothy S. Orr, Esq.
4328 West Hiawatha Drive, Suite 101
Spokane, Washington 99208
Phone (509) 462-2926
Fax (215) 294-1429

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be Registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price	Amount of registration fee(1)
Common Stock, $.001 par value	1,000,000	$0.125	$125,000	$4.91

(1) Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We have filed a registration statement with the Securities and Exchange Commission relating to this resale prospectus. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 28, 2008

PROSPECTUS

Offering from 1 to 1,000,000 Shares

Rangeford Resources, Inc.

Par Value $.001
$0.125 per Share
Common Stock

Rangeford Resources, Inc. (“Rangeford” “or the “Company”) is offering on a best-efforts basis up to 1,000,000 shares of its common stock at a price of $0.125 per share. The shares are intended to be sold directly through the efforts of Frederick Ziegler, the sole officer and director of Rangeford. The intended methods of communication include, without limitation, telephone and personal contact. For more information, see the section titled “Plan of Distribution” herein.

Rangeford is not using an underwriter. The offering does not require that the Company sell a minimum number of shares. There is no arrangement to place the proceeds from this offering in escrow, trust or similar account. The proceeds from the sale of the shares in this offering will be payable to Rangeford Resources, Inc.

The offering shall terminate on the earlier of (i) the date when the Company decides to do so, or (ii) when the maximum amount of this offering is sold.   Rangeford may, at its discretion, extend the offer up to an additional two (2) years from the date this offer is declared effective.

Because there is no minimum number of shares required to be sold and the Company has not, and may never generate revenues, our business may fail prior to the end of the two year offering period resulting in a complete loss of any investment made to the Company.

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

Investing in our common stock involves very high risks. See “Risk Factors” on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The company is offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. This document may only be used where it is legal to sell the shares of common stock. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

AVAILABLE INFORMATION

Upon completion of this offering we will be subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Such reports, proxy statements and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. Electronic filings filed on or after July 1, 1992 are available via the Electronic Data Gathering Analysis and Retrieval System (EDGAR) at the public reference facility. The SEC also maintains a web site that contains reports, proxy and information statements and other materials that are filed through EDGAR which can be accessed at http://www.sec.gov.

This prospectus constitutes a part of a registration statement on Form S-1 (together with all amendments and exhibits thereto, the “Registration Statement”) filed by the Company with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the rules and regulations of the SEC, this prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement and related exhibits for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

We hereby undertake to provide without charge to each person, including a beneficial owner, to whom a prospectus is delivered, upon written or oral request of each person, a copy of any document included herein. Requests should be directed to:

Rangeford Resources, Inc.

Post Office Box 1365
8541 North Country Road 11
Wellington, Colorado 80549

Telephone: (970) 218-7080

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus and it does not contain all the information necessary for your investment decision. The following summary is qualified in its entirety by reference to the more detailed information and financial statements appearing elsewhere in and incorporated by reference into this prospectus. The shares offered hereby are speculative and involve a high degree of risk. Each prospective investor should carefully review the entire prospectus, the financial statements and all exhibits and documents referred to therein. See “Risk Factors.”

This prospectus covers the sale of up to an aggregate of 1,000,000 shares of our common stock.   There is currently no public market for our common stock nor any guarantee that any such market will develop.

Our Business

Rangeford Resources, Inc. is an exploration stage resource company. Given sufficient capital, we plan to acquire and explore oil and natural gas properties. See “Description of Business.”

History

We were originally incorporated in Nevada on December 4, 2007. Our principal executive office is located at 8541 North Country Road 11, Wellington, Colorado 80549.

THE OFFERING

Common Stock	Up to 1,000,000 shares of common stock may be offered under this prospectus.

Common Stock Outstanding
Common stock outstanding prior to this offering	10,000,000 shares(1)

Use of Proceeds	We will use the proceeds to pay administrative expenses, the implementation of our business plan, and working capital. See “Use of Proceeds.”

Plan of Distribution	Frederick Ziegler, our sole officer and directors will be selling the shares.

Risk Factors	This offering involves a high degree of risk. See “Risk Factors,” as well as other cautionary statements throughout this prospectus, before investing in shares of our common stock.

(1)	Indicates shares of common stock outstanding at April 30, 2008.

Selected Financial Data

The following table sets forth summary financial data derived from Rangeford’s financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.
As of April 30, 2008

Revenues	$0

Operating Expenses	$0

Earnings (Loss)	$0

Total Assets	$17,300

Total Liabilities	$0

Working Capital	$17,300

Shareholder’s Equity	$17,300

[The remainder of this page is left blank intentionally]

RISK FACTORS

Investment in our common stock involves a number of risks. In addition to the risks and investment considerations discussed elsewhere in this prospectus, the following factors should be carefully considered by anyone purchasing the securities offered by this prospectus.

Risk Factors

We cannot assure any investor that we will successfully address these risks.

Investing in our shares involves a high degree of risk. You should carefully consider the following risks, as well as the other information contained in this prospectus, before making an investment in our company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, result of operations, cash flows and ability to pay dividends and cause the trading price of our shares to decline. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends. You may lose all or a part of your investment.

We have a limited operating history on which to base an evaluation of our business and prospects.

We have not acquired any leases and have not entered into any agreements to acquire property. We have not yet begun exploration. As a result, we have a limited operating history on which to base an evaluation of our prospects. Our operating activities since our inception have consisted primarily of locating potential lease property. Accordingly, we have not earned any revenues to date. We have no way to evaluate the likelihood that we will be able to operate our business successfully or that the property on which we hold a lease, or any properties on which we hold leases in the future, contain any recoverable reserves. We anticipate that we will incur increased operating costs without realizing any revenues during the period when we are exploring the property on which we hold the lease. If we are not able to generate significant revenues from our operations and any disposition of our properties, we will not be able to earn profits or continue operations. Additionally, at this early stage of our operation, we face certain risks and uncertainties frequently encountered by companies at the start up stage of their business development. We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition.

Our auditors have expressed a going concern opinion.

We have incurred losses as a result of our development stage and pre-exploration expenses and our lack of revenue. Accordingly, we have received a report from our independent auditors that includes an explanatory paragraph describing their substantial doubt about our ability to continue as a going concern. This may negatively impact our ability to obtain additional funding or funding on terms attractive to us and may negatively impact the market price of our stock.

We will require additional capital.

Our cash requirements may vary materially from those now planned depending on numerous factors, including the results of our exploration activities, the acquisition and possible exploration of property leases and various market conditions. We believe that the net proceeds from our prior capital raising activities, together with our projected revenue and cash flow from future operations, if any, will not be sufficient to fund our working capital and other capital requirements in the future. We will require additional capital to conduct exploration and development activities on our property and to make leasehold payments. There can be no assurance that additional funds will be available on terms attractive to us or at all. If adequate funds are not available, we may be required to curtail our planned exploration activities and/or otherwise materially reduce our operations. Even if such funds are available, there can be no assurance that our properties will be successfully developed or that producing wells will be commercially completed.

We have not generated any revenue from our business and we may need to raise additional funds in the near future. If we are unable to do so, we might be forced to discontinue our operations.

Because we have not generated any revenue from our business and we cannot anticipate when we will be able to generate revenue from our business, we will need to raise additional funds for the exploration and continued development of our prospects or to respond to unanticipated requirements or expenses. Based on current and expected operations, we anticipate that we will require approximately $31,250 to fund our operations over the next twelve months. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. If we are to sell additional shares, such sale will result in dilution to existing shareholders. Furthermore, there is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay our future indebtedness or that we will not default on our future debts, jeopardizing our business viability. Finally, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct business and explore our properties, which might result in the loss of some or all of your investment in our common stock.

Because there is no minimum number of shares required to be sold and the Company has not, and may never generate revenues, our business may fail prior to the end of the two year offering period resulting in a complete loss of any investment made to the Company.

We are offering up to 1,000,000 shares of our common stock; however, there is no minimum amount of stock that must be sold prior to us utilizing the proceeds from the offering.  We have never generated revenues and we may never be able to generate revenues in the future.  As such we may be forced out of business prior to the end of the potential two year offering period resulting in which case investors would lose their entire investment.

We are dependent on key personnel.

Our success will be largely dependent upon the efforts of Fred Ziegler. We do not currently have an employment agreement with Mr. Ziegler. The loss of the services of this individual could have a material adverse effect on our business and prospects. There can be no assurance that we will be able to retain the services of such individuals in the future. In addition, our future success is dependent on our ability to attract, train, retain and motivate high quality personnel.

Because we do not have an audit committee, shareholders will have to rely on the sole director, who is not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the board of directors as a whole. The sole member of the Board of Directors is not an independent director. Thus, there is a potential conflict in that the sole board member is also engaged in management and participates in decisions concerning management compensation and audit issues that may affect management performance.

Rangeford’s success is dependent on current management, who may be unable to devote sufficient time to the development of Rangeford’s business plan, which could cause the business to fail.

Rangeford is heavily dependent on the management experience that our sole Officer and Director, Frederick Ziegler brings to the company. If something were to happen to him, it would greatly delay its daily operations until further industry contacts could be established. Furthermore, there is no assurance that suitable people could be found to replace Mr. Ziegler. In that instance, Rangeford may be unable to further its business plan. Additionally, Mr. Ziegler is employed outside of Rangeford.  Mr. Ziegler has been and continues to expect to be able to commit approximately 10 hours per week of his time, to the development of Rangeford’s business plan in the next twelve months. If management is required to spend additional time with his outside employment, he may not have sufficient time to devote to Rangeford and Rangeford would be unable to develop its business plan.

We will become subject to financial and other reporting and corporate governance requirements that may be difficult for us to satisfy.

In connection with this offering we will become obligated to file with the SEC periodic reports that are specified in Section 13 of the Securities Exchange Act of 1934, and we will be required to ensure that we have the ability to prepare financial statements that are fully compliant with all SEC reporting requirements on a timely basis. Upon completion of this offering, we will also become subject to requirements of certain provisions of the Sarbanes-Oxley Act of 2002 and the regulations promulgated thereunder, which will impose significant compliance obligations upon us. Pursuant to such obligations we will be required to, among other things:

·prepare periodic reports, including financial statements, in compliance with our   obligations under U.S. federal securities laws;
·maintain effective internal controls over financial reporting and disclosure  controls and procedures; and
·establish internal compliance policies, such as those relating to insider trading.

We may not be successful in implementing these requirements. If we fail to implement the requirements with respect to our internal accounting and audit functions, our ability to report our operating results on a timely and accurate basis could be impaired.

Risk of drilling and completing wells.

Drilling and attempting to complete an oil and/or gas well poses particularly high risk of loss of investment because your entire investment could be expended in drilling and completing one or more dry holes or non-commercial wells. We will have to raise capital to conduct drilling activities. Whether drilling and completion activities are engaged in or deferred to later, each investor in this offering will, at some point in time, most likely incur some drilling and completion risks to the return of their investment in us. The principal risks which may be encountered in the drilling and completion of oil and gas wells are summarized as follows:

•	We may expend all our resources in drilling a dry hole, that is a well drilled and sometimes completed to a target formation and subsequently determined to have no recoverable oil and/or gas reserves

•
We may complete a well which appears to be economically productive, but later determine that such well cannot produce in sufficient quantities to justify continued operations. This type of well is usually referred to as a non-commercial well;

•	A well may be completed as a commercial well, but have dramatic declines in production due to various unforeseen factors such as a well collapse, flooding or unanticipated production declines;

•
Various unforeseen factors such as drilling or completion complications or difficult formations may greatly increase the anticipated cost of drilling and completing a well, thus rendering it economically unproductive;

•
The price of oil and gas, as well as the costs of operations, can be very unstable and a commercial well may be rendered economically unproductive by relatively small changes in the market price of oil or gas or increases in operating costs; and

•
Charges for drilling and completion services and equipment are also very volatile and potential increases in anticipated costs over a short period can render a proposed acquisition or drilling project non-commercial.

Substantial or extended decline in oil and natural gas prices may adversely affect our business, financial condition or results of operations and our ability to meet our capital expenditure obligations and financial commitments.

The price we receive for our oil and natural gas production will heavily influence our revenue, profitability, access to capital and future rate of growth. Oil and natural gas are commodities and, therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the markets for oil and natural gas have been volatile. These markets will likely continue to be volatile in the future. The prices we receive for our production, and the levels of our production, will depend on numerous factors beyond our control. These factors include, but are not limited to, the following:

•	changes in global supply and demand for oil and natural gas;

•	the actions of the Organization of Petroleum Exporting Countries (OPEC);

•	the price and quantity of imports of foreign oil and natural gas;

•	political conditions, including embargoes, in or affecting other oil-producing activity;

•	the level of global oil and natural gas exploration and production activity;

•	technological advances affecting energy consumption; and

•	the price and availability of alternative fuels.

Lower oil and natural gas prices may not only decrease our revenues on a per unit basis, but also may reduce the amount of oil and natural gas that we can produce economically. Lower prices will also negatively impact the value of our proved reserves. A substantial or extended decline in oil or natural gas prices may materially and adversely affect our future business, financial condition, results of operations, liquidity or ability to finance planned capital expenditures.

Drilling for and producing oil and natural gas are high risk activities with many uncertainties that could adversely affect our business, financial condition or results of operations.

Our future success will depend on the success of our exploitation, exploration, development and production activities. Our oil and natural gas exploration and production activities are subject to numerous risks beyond our control, including the risk that drilling will not result in any commercially viable oil or natural gas production. Our decisions to purchase, explore, develop or otherwise exploit prospects or properties will depend in part on the evaluation of data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations. Please read “—Reserve estimates depend on many assumptions that may turn out to be inaccurate” (below) for a discussion of the uncertainty involved in these processes. Our cost of drilling, completing and operating wells is often uncertain before drilling commences. Overruns in budgeted expenditures are common risks that can make a particular project uneconomical. Further, many factors may curtail, delay or cancel drilling, including the following:

•	delays imposed by or resulting from compliance with regulatory requirements;

•	pressure or irregularities in geological formations;

•	shortages of or delays in obtaining equipment and qualified personnel;

•	equipment failures or accidents;

•	adverse weather conditions;

•	reductions in oil and natural gas prices;

•	title problems; and

•	limitations in the market for oil and natural gas.

We may incur substantial losses and be subject to substantial liability claims as a result of our oil and natural gas operations.

We are not insured against all risks. Losses and liabilities arising from uninsured and underinsured events could materially and adversely affect our business, financial condition or results of operations. Our oil and natural gas exploration and production activities are subject to all of the operating risks associated with drilling for and producing oil and natural gas, including the possibility of:

•	environmental hazards, such as uncontrollable flows of oil, natural gas, brine, well fluids, toxic gas or other pollution into the environment, including groundwater and shoreline contamination;

•	abnormally pressured formations;

•	mechanical difficulties, such as stuck oil field drilling and service tools and casing collapse;

•	fires and explosions;

•	personal injuries and death; and

•	natural disasters.

Any of these risks could adversely affect our ability to conduct operations or result in substantial losses to our company. We may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, then it could adversely affect us.

We are subject to complex laws that can affect the cost, manner or feasibility of doing business.

Exploration, development, production and sale of oil and natural gas are subject to extensive federal, state, local and international regulation. We may be required to make large expenditures to comply with governmental regulations. Matters subject to regulation include:

•	discharge permits for drilling operations;

•	drilling bonds;

•	reports concerning operations;

•	the spacing of wells;

•	unitization and pooling of properties; and

•	taxation.

Under these laws, we could be liable for personal injuries, property damage and other damages. Failure to comply with these laws also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties. Moreover, these laws could change in ways that substantially increase our costs. Any such liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect our financial condition and results of operations.

Our operations may incur substantial liabilities to comply with the environmental laws and regulations.

Our oil and natural gas operations are subject to stringent federal, state and local laws and regulations relating to the release or disposal of materials into the environment or otherwise relating to environmental protection. These laws and regulations may require the acquisition of a permit before drilling commences, restrict the types, quantities and concentration of substances that can be released into the environment in connection with drilling, and impose substantial liabilities for pollution resulting from our operations. Failure to comply with these laws and regulations may result in the assessment of administrative or civil penalties and the imposition of injunctive relief. Changes in environmental laws and costly waste handling, storage, transport, disposal or cleanup requirements may otherwise have a material adverse effect on our results of operations, competitive position or financial condition as well as the industry in general. Under these environmental laws and regulations, we could be held strictly liable for the contamination regardless of whether we were responsible for the release or if our operations were standard in the industry at the time they were performed.

If our access to markets is restricted, it could negatively impact our production, our income and ultimately our ability to retain our leases.

Market conditions or the unavailability of satisfactory oil and natural gas transportation arrangements may hinder our access to oil and natural gas markets or delay our production. The availability of a ready market for our oil and natural gas production depends on a number of factors, including the demand for and supply of oil and natural gas and the proximity of reserves to pipelines and terminal facilities. Our ability to market our production depends in substantial part on the availability and capacity of gathering systems, pipelines and processing facilities owned and operated by third parties. Our failure to obtain such services on acceptable terms could materially harm our business.

We plan to sell the majority of our production to marketers and other purchasers that have access to nearby pipeline facilities. However, as we begin to further develop our current or future properties, we may find production in areas with limited or no access to pipelines, thereby necessitating delivery by other means, such as trucking, or requiring compression facilities. Such restrictions on our ability to sell our oil or natural gas have several adverse affects, including higher transportation costs, fewer potential purchasers (thereby potentially resulting in a lower selling price) or, in the event we were unable to market and sustain production from a particular lease for an extended time, possibly causing us to lose a lease due to lack of production.

Competition in the oil and natural gas industry is intense, which may adversely affect our ability to compete.

We operate in a highly competitive environment for acquiring properties, marketing oil and natural gas and securing trained personnel. The majority of our competitors possess and employ financial, technical and personnel resources substantially greater than ours, which can be particularly important in the areas in which we operate. Those companies may be able to pay more for productive oil and natural gas properties and exploratory prospects and to evaluate, bid for and purchase a greater number of properties and prospects than our financial or personnel resources permit. Our ability to acquire prospects and to find and develop reserves in the future will depend on our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. Also, there is substantial competition for capital available for investment in the oil and natural gas industry.

Current competitive factors in the domestic oil and gas industry are unique. The actual price range of crude oil is largely established by major international producers. Pricing for natural gas is more regional. However, more favorable prices can usually be negotiated for larger quantities of oil and/or gas product. In this respect, while we believe we have a price disadvantage when compared to larger producers, we view our primary pricing risk to be related to a potential decline in international prices to a level which could render our current production uneconomical.

There is a limited market for your shares and you may not be able to sell them.

There is no assurance that any future registration statement will be declared effective by the SEC. We expect the SEC to scrutinize our registration statements because of the relatively early stage of development of our business compared to most public companies. The fact that the SEC has reviewed a registration statement does not ensure that such filing is more accurate than a filing that was not reviewed by the SEC, and the level of SEC review does not ensure any additional accuracy of such filing.

We intend in the near term to apply for listing of our common stock on the Over-the-Counter Bulletin Board (“OTC Bulletin Board”). Although we will be applying to list our common stock on the OTC Bulletin Board, there can be no assurance that our application will be granted or that an active market will develop for our common stock on the OTC Bulletin Board. Additionally, there can be no assurance any broker will be interested in trading our stock. Therefore, it may be difficult to sell your shares of common stock if you desire or need to sell them. You may have no more liquidity in your shares of common stock even if we are successful in the future in registering with the SEC and listing on the OTC Bulletin Board.

Coalitions of a few of our larger stockholders have sufficient voting power to make corporate governance decisions that could have significant effect on us and the other stockholders.

Our officers, directors, principal stockholders (greater than five percent stockholders) together control approximately 99% of our outstanding common stock. As a result, these stockholders, if they act together, will be able to exert a significant degree of influence over our management and affairs and over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, this concentration of ownership may delay or prevent a change in our control and might affect the market price of our common stock, even when a change in control may be in the best interest of all stockholders. Furthermore, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders. Accordingly, these stockholders could cause us to enter into transactions or agreements that we would not otherwise consider.

We have never paid dividends and have no plans to in the future.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our common stock may have will be in the form of appreciation, if any, in the market value of their shares of common stock. See “Dividend Policy.”

Any future sale of a substantial number of shares of our common stock could depress the trading price of our common stock, lower our value and make it more difficult for us to raise capital.

Any sale of a substantial number of shares of our common stock, or the prospect of sales, may have the effect of depressing the trading price of our common stock. In addition, those sales could lower our value and make it more difficult for us to raise capital. Further, the timing of the sale of the shares of our common stock may occur at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us. As of April 30, 2008, we had 10,000,000 shares of common stock outstanding, of which 10,000,000 will be eligible for resale in the public market, subject to applicable federal securities law restrictions.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our common stock.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of our common stock. The common stock can be issued by our board of directors, without stockholder approval. Any future issuances of our common stock would further dilute the percentage ownership of our Company held by public stockholders.

Our stock price is likely to be highly volatile because of several factors, including a limited public float.

Even if we are approved for trading, the market price of our common stock is likely to be highly volatile. You may not be able to resell shares of our common stock following periods of volatility because of the market’s adverse reaction to volatility.

Other factors that could cause such volatility may include, among other things:

•	actual or anticipated fluctuations in our operating results;

•	the potential absence of securities analysts covering us and distributing research and recommendations about us;

•	we may have a low trading volume for a number of reasons, including that a large amount of our stock is closely held;

•	overall stock market fluctuations;

•	announcements concerning our business or those of our competitors;

•	our ability to raise capital when we require it, and to raise such capital on favorable terms;

•	changes in financial estimates by securities analysts or our failure to perform as anticipated by the analysts;

•	announcements of technological innovations;

•	conditions or trends in the industry;

•	litigation;

•	changes in market valuations of other similar companies;

•	future sales of common stock;

•	departure of key personnel or failure to hire key personnel; and

•	general market conditions.

Any of these factors could have a significant and adverse impact on the market price of our common stock. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

Our common stock is a penny stock.  Trading of our stock may be restricted by the SEC’s penny stock regulations and the FINRA’s sales practices requirements, which may limit a stockholder’s ability to buy and sell our stock.

The Company’s common shares may be deemed to be “penny stock” as that term is defined in Regulation Section “240.3a51 -1 of the Securities and Exchange Commission (the “SEC”). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a “recognized” national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years. Section “15(g)” of the United States Securities Exchange Act of 1934, as amended, and Regulation Section “240.15g(c) 2” of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in the Company’s common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be “penny stock”. Moreover, Regulation Section “240.15g -9” of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company’s common shares to resell their common shares to third parties or to otherwise dispose of them. Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer

(ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases

(iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons

(iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers

(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in Rangeford’s shares, thereby reducing the level of trading activity in any secondary market that may develop for the shares. Consequently, investors in the Company’s securities may find it difficult to sell their securities, if at all.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Investors may lose their entire investment if Rangeford fails to implement its business plan.

As a development-stage company, Rangeford expects to face substantial risks, uncertainties, expenses and difficulties. Rangeford was formed in Nevada on Dec. 4, 2008. Rangeford has no demonstrable operations record of substance upon which you can evaluate Rangeford’s business and prospects. Rangeford’s prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. Rangeford cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this prospectus, Rangeford has had only limited start-up operations and has generated minimal revenues. Taking these facts into account, independent auditors have expressed substantial doubt about Rangeford’s ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement, of which this prospectus is a part. In addition, Rangeford’s lack of operating capital could negatively impact the value of its common shares and could result in the loss of your entire investment.

Because we do not have an escrow or trust account for investor’s subscriptions, if we file for bankruptcy protection or are forced into bankruptcy protection, investors will lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for the sourcing and sale of  oil and gas leases.

Sales of our stock under Rule 144 could reduce the market price of our shares.

All of the 10,000,000 shares of our common stock held by current shareholders are restricted securities under Rule 144 of the Securities Act of 1933. None of our shares held by affiliates are currently eligible for resale.   In general, persons holding restricted securities, including affiliates, must hold their shares for a period of not less than one year, may not sell more than one percent of the total issued and outstanding shares in any 90 day period and must resell the shares in an unsolicited brokerage transaction at the market price. These restrictions do not apply to re-sales of shares under Rule 144(k). The availability for sale of substantial quantities of Common Stock under Rule 144 could reduce prevailing market prices of our securities.

All of the company’s issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended, when the restriction on these shares is lifted, and the shares are sold in the open market, the price of the company’s common stock could be adversely affected.

All of the presently outstanding shares of common stock, aggregating 10,000,000 shares of Common Stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided Rangeford is current in its reporting obligations under the Exchange Act), subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. The Company currently has one shareholder who owns 6,000,000 restricted shares or 60.0% of the aggregate shares of outstanding common stock. At such time as these shares become unrestricted and available for sale, the sale of these shares by this individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of Rangeford’s Common Stock in any market that might develop.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in Rangeford’s shares, thereby reducing the level of trading activity in any secondary market that may develop. Consequently, owners of Rangeford’s securities may find it difficult to sell their securities, if at all

Investors in this offering will bear a substantial risk of loss due to immediate and substantial dilution.

The founding shareholders acquired 10,000,000 restricted shares of Rangeford’s Common Stock at a price per share of $0.00173. Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of the Company’s Common Stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

Indemnification of officers and directors.

The articles of incorporation and the bylaws of the Company contain broad indemnification and liability limiting provisions regarding our officers, directors and employees, including the limitation of liability for certain violations of fiduciary duties. Stockholders of the Company therefore will have only limited recourse against the individuals.

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USE OF PROCEEDS

The following shows our anticipated use of proceeds:

	If 25% of	If 50% of	If 75% of	If 100% of
	Shares are	Shares are	Shares are	Shares are
	Sold	Sold	Sold	Sold

GROSS PROCEEDS FROM THIS OFFERING	$31,250	$75,000	$93,750	$125,000

Less: OFFERING EXPENSES
Legal, Accounting and Professional Fees	$4,500	$4,500	$4,500	$4,500
Blue Sky Fees	$500	$500	$500	$500
Edgar Agent Fees	$1,000	$1,000	$1,000	$1,000
Transfer Agent Fees	$4,500	$4,500	$4,500	$4,500

SUB-TOTAL	$10,500	$10,500	$10,500	$10,500

NET PROCEEDS FROM OFFERING	$20,750	$64,500	$83,250	$114,500

Less: USE OF NET PROCEEDS
Accounting, Legal and Professional Fees	$1,000	$2,000	$3,000	$4,000
Office Equipment and Furniture	$1,000	$2,000	$2,000	$2,000
Office Supplies	$500	$1,000	$1,500	$1,500
Production Acqusition	$-	$10,000	$40,000	$80,000

SUB-TOTAL	$2,500	$15,000	$46,500	$87,500

Less: COSTS ASSOCIATED WITH PRODUCT ACQUISITION

Consulting Expenses	$6,750	$8,000	$10,000	$10,000
Foreign and Domestic Travel	$2,000	$4,000	$6,000	$7,000

SUB-TOTAL	$8,750	$12,000	$16,000	$17,000

Less: ADMINISTRATIVE EXPENSES
Office, Telephone and Internet	$500	$1,000	$1,500	$1,500
Working Capital	$9,000	$36,500	$19,250	$8,500

SUB-TOTAL	$9,500	$37,500	$20,750	$10,000

TOTALS	$31,250	$75,000	$93,750	$125,000

DETERMINATION OF OFFERING PRICE

There is no established market for the Registrant's stock. Rangeford’s offering price for shares sold pursuant to this offering is set at $0.125. Our existing shareholders paid $0.00173 per share. The additional factors that were included in determining the sales price are the lack of liquidity (since there is no present market for Rangeford stock) and the high level of risk, considering the lack of operating history for Rangeford.

DILUTION

Dilution” represents the difference between the offering price of the shares of Common Stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Rangeford’s issued and outstanding stock. This is due in part to shares of Common Stock issued to the Company’s sole officer, director and affiliates totaling 6,000,000 shares and 3,400,000 to one investor deemed an affiliate due to the size of its holdings (34%) and 600,000 issued to two (2) non-affiliated investors at $0.00173 per share versus the current offering price of $0.125 per share. Please refer to the section titled “Transactions with Related Persons, Promoters and Certain Control Persons” on Page __, for more information. Rangeford’s net book value on April 30, 2008, was $17,300.  Assuming that all of the 1,000,000 shares offered are sold, and in effect the Company receives the maximum proceeds of this offering from shareholders, Rangeford’s net book value will be approximately $0.0129364 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.112064 per share while the Company’s present stockholders will receive an increase of $0.011206 per share in the net tangible book value of the shares that they hold. This will result in a 89.65% dilution for purchasers of stock in this offering.

In  the  event  that  75%  of  the  maximum  proceeds  is  raised  through  the  sale  of  750,000  shares,  the Company’s net book value will be approximately $0.0103302 per share. Any investor will suffer an immediate and substantial dilution of approximately $0.11467 per share while the present stockholders will receive an increase in value of $0.0086 per share in the net tangible book value of the shares they hold. This will result in a 91.74% dilution for purchasers of stock in this offering.

In the event that 50% of the offering or 500,000 shares is achieved, the Company’s net book value will be approximately $0.0069391 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.118061 per share while the present stockholders will receive an increase of $0.005366 per share in the net tangible book value of the shares they hold. This will result in a 94.45% dilution for purchasers of stock in this offering.

In the event that 25% of the offering or 250,000 shares is achieved, The Company’s net book value will be approximately $0.0043156 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.120684 per share while the present stockholders will receive an increase of $0.002743 per share in the net tangible book value of the shares they hold. This will result in a 96.55% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering.  While this offering has no minimum, the table below includes an analysis of the dilution that will occur if 25%, 50%, 75% of the shares are sold, as well as the dilution if all shares are sold:

	25% of Offering	50% of Offering	75% of Offering	Maximum Offering

Offering Price Per Share	$0.125	$0.125	$0.125	$0.125

Book Value Per Share Before the Offering	$0.00173	$0.00173	$0.00173	$0.00173

Book Value Per Share After the Offering	$0.00432	$0.00694	$0.01033	$0.01294

Net Increase to Original Shareholders	$0.002743	$0.00537	$0.00860	$0.01121

Decrease in Investment to New Shareholders	$0.120684	$0.11806	$0.11467	$0.11206

Dilution to New Shareholders (%)	96.55%	94.45%	91.74%	89.65%

SELLING SHAREHOLDERS

All proceeds from this offering will go to the Company. There are no selling shareholders and neither officer of the Corporation will purchase any of the shares offered under this prospectus.

PLAN OF DISTRIBUTION

The offering consists of a maximum number of 1,000,000 shares being offered by Rangeford at $0.125 per share.

Rangeford is offering for sale common stock. If Rangeford is unable to sell its stock and raise money, it may not be able to complete its business plan and may fail.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by Rangeford. All of these shares will be issued to business associates, friends, and family of the current Rangeford’s shareholders. The Officer and Director of Rangeford, Frederick Ziegler, will not register as a broker-dealer in connection with this offering. Frederick Ziegler will not be deemed to be a broker pursuant to the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934, since he is not subject to statutory disqualification, will not be compensated directly or indirectly from the sale of securities, is not an associated person of a broker or dealer, nor has he been so associated within the previous twelve months, and primarily performs substantial duties as Officer and Director that  are not in connection with the sale of securities, and has not nor will not participate in the sale of securities more than once every twelve months.

Our Common Stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction and provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in, or trade our shares. In turn, this may make it very difficult for investors to resell those shares in the public market

This offering will be conducted on a best-efforts basis utilizing the efforts of Frederick Ziegler, the sole officer and director of the Company. Potential investors include, but are not limited to, family, friends and acquaintances of Mr. Ziegler. The intended methods of communication include, without limitation, telephone and personal contact. In his endeavors to sell this offering, Mr. Ziegler does not intend to use any mass advertising methods such as the Internet or print media.

Funds received by Mr. Ziegler in connection with sales of Rangeford’s securities will be transmitted immediately into the Company’s bank account. There can be no assurance that all, or any, of the shares will be sold.

Mr. Ziegler will not receive commissions for any sales he originates on Rangeford’s behalf. The Company believes that Mr. Ziegler is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, Mr. Ziegler:

·	Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act; and

·	Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

·         Is not an associated person of a broker or dealer; and

·         Meets the conditions of the following:

a.               Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.               Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c.               Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Rangeford’s officer and director may not purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, the Company has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if Rangeford were to enter into such arrangements, the Company will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which the Company has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, Rangeford has not identified the specific states where the offering will be sold. Rangeford may file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The proceeds from the sale of the shares in this offering will be payable to Rangeford Resources, Inc. and will be deposited in the Company’s bank account. All subscription agreements and checks are irrevocable and should be delivered to Rangeford Resources, Inc., Post Office Box 1365, 8541 North Country Road 11, Wellington, Colorado 80549.

Failure to do so will result in checks being returned to the investor who submitted the check. The Company will continue to receive funds until the date when the sale of all 1,000,000 shares is completed or the Company decides to terminate the offering.  The Company may, at its discretion, extend the offering up to two (2) years from the date the offering was declared effective. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(b)) and sending it together with payment in full to Frederick Ziegler, President, Rangeford Resources, Inc. Post Office Box 1365, 8541 North Country Road 11, Wellington, Colorado 80549. All payments must be made in United States currency either by personal check, bank draft, or cashiers check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Company reserves the right to either accept or reject any subscription. Any subscription rejected within the offering period will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once Rangeford accepts a subscription, the subscriber cannot withdraw it.

Section 15(g) of the Exchange Act

Our shares are "Penny Stocks" covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires  broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock. Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

TERMS OF OFFERING

Procedures for Subscribing

Investors can purchase common stock in this offering by completing a Subscription Agreement [attached hereto as Exhibit 99(b)] and sending it together with payment in full to Rangeford Resources, Inc., Post Office Box 1365, 8541 North Country Road 11, Wellington,  Colorado 80549. All payments must be made in United States currency either by personal check, bank draft, or cashiers check.  There is minimum subscription requirement. All subscription agreements and checks are irrevocable. Rangeford reserves the right to either accept or reject any subscription.  Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date.  Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber.  Once Rangeford accepts a subscription, the subscriber cannot withdraw it.

If you decide to subscribe for any shares in this offering, you must:

·     execute and deliver a subscription agreement; and

·     deliver a check or certified funds to us for acceptance or rejection.

The subscription agreement requires you to disclose your name, address, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to Rangeford Resources, Inc.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Subscriptions that are rejected for securities will be accepted or rejected within five business days after we receive them.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and may continue for a period of up to 730 days

LEGAL PROCEEDINGS

We are not involved in any pending litigation, legal proceedings or claims.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names, positions and ages of our directors and executive officers. Our directors were elected by the majority written consent of our stockholders in lieu of a meeting. Our directors are typically elected at each annual meeting and serve for one year and until their successors are elected and qualify. Officers are elected by our board of directors and their terms of office are at the discretion of our board.

Name	Age	Position

Frederick Ziegler	65	Pres./Sec./Treas./

Ronald A. Davis	65	Control Person

Fred Ziegler, President, Member of the Board of Directors, age 65.

For the past ten years, Mr. Ziegler has owned and managed three real estate development companies. During this period, he developed 1100 residential building lots and forty five acres of commercial development including a 93-room Comfort Inn, a 32900 grocery store and a K-6 elementary school.

In 1980 he became the President of Colorado Eastern Oil Corporation which later merged with Spring Creek Resources, Inc,, a publicly traded company.

In addition, Mr. Ziegler has farmed over 2000 acres of wheat, corn and sugar beets, as well as being employed as a county sheriff and town marshal.

Ronald A. Davis, Control Person, age 65.

Mr. Davis commenced his career at Goldman Sachs & Co. in 1964 as an office boy. Following the completion of graduate school at the University of Southern California and military service, Mr. Davis returned to Goldman Sachs where he worked until joining Dean Witter & Co. (now Morgan Stanley). Areas of work responsibility included syndication and institutional sales.

In February 2008, Mr. Davis founded Genesis Corporate Development, LLC and is the managing director where he provides business consulting services to start-up companies.  Mr. Davis advises on such matters as business plan development, identifying angel groups interested in investments similar to the client’s project, and assists with writing and developing business and finance strategies.  Prior to Genesis Corporate Development Mr. Davis operated his consulting services through Heartland Managed Risk, LLC (established in 2002.) This business was combined with Genesis in the spring of 2008.

In March 2008, Mr. Davis founded Walker, Bannister & Dunn, LLC and is the sole member and control person of this Company.  Through this business Mr. Davis provides specialized consulting services to businesses seeking private and public equity financing.

In December 2005, Mr. Davis founded St. Vincent Press, Inc. this company was organized to publish short run books with a small audience. The material was to include subjects such as investments, insurance, self directed and check book controlled Individual Retirement Accounts and tax related matters. From inception to Mr. Davis’ resignation from the Company, he provided management and financial backing. In addition, he was instrumental in raising about $50,000 to facilitate future growth and as of December, 2007, Mr. Davis resigned his position to seek other opportunities and is acting in a limited advisory role with the company

Involvement with Reporting and Public Companies

Currently Mr. Davis is the sole officer and director of Bella Viaggio, Inc., a Reporting Company with the Securities and Exchange Commission.  Mr. Davis formed this corporation in June 2007 for the purpose developing day spas and upscale hair salons.  Currently Mr. Davis spends approximately 20% of his time towards the development of this business.  To date, Bella has not commenced business operations.

Currently Mr. Davis is a controlling shareholder of Rangeford Resources, Inc., owning approximately 34% of the Company’s common stock.  Mr. Davis is a minority shareholder and performs no management role for the Company.  To date, Rangeford has not commenced business operations.

From August 2007 to December 2007, Mr. Davis was the Treasurer of Friendly Auto Dealers, Inc., a Reporting Company whose common stock is currently listed on the Over the Counter Bulletin Board (“OTCBB”) under the trading symbol FYAD.   He served in a limited role for this Company providing accounting services until he resigned from the Company.  At the date of his resignation Friendly had not commenced business operations.

In 1994, Mr. Davis was nominated President and Chief Executive Officer of Caffe Diva Group, Ltd., a U.S. based Pink Sheet Public Company, trading under the symbol CFDA.  This business was engaged in the roasting and retail sale of gourmet coffee through a 47 store chain of espresso drive-thrus. Mr. Davis provided and directed this business from the time it opened its first store until the 47th store was acquired.  During his stewardship, all of the Company’s stores achieved and maintained profitability. In September of 2000, Mr. Davis resigned from his positions with the Company.

Education

Mr. Davis received his B.S. in Business Administration from the University of Southern California. In 1967, he completed his work on a Masters of Business Administration from the University of Southern California and immediately entered the U.S. Army. Mr. Davis is a past (1999-2002) Adjunct Professor in the Graduate School of Business, Portland State University, Portland, Oregon where he taught courses on capital formation and new venture creation

Published Works

Mr. Davis has written two books that have been published.  In 1972, The Financial Impact on Conglomerates of Vertical and Horizontal Diversification and in 2002, Managing Wealth: Improving Investment Returns In An Offshore Environment.

In addition, Mr. Davis wrote an article published in Venture Magazine titled, Small Company Capital Formation Strategies.

Currently in the works Mr. Davis is working on a new book, whose original publication date was February 2008, How the Poor Get Rich: Low Risk High Return Investing which he plans to have published and available in the winter of 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 30, 2008, the number and percentage of outstanding shares of common stock beneficially owned by (a) each person known by us to beneficially own more than five percent of such stock, (b) each director of the Company, (c) each named officer of the Company, and (d) all our directors and executive officers as a group. We have no other class of capital stock outstanding.

Name	Shares	% Pre Offering	% Post Offering
Frederick Ziegler	6,000,000	60.00%	54.55%
Walker, Bannister & Dunn[1]	3,400,000	34.00%	30.91%
Ramsgate Group, Inc.[2]	500,000	5.00%	4.55%

1.     Walker, Bannister & Dunn, LLC is controlled and managed by Ronald A. Davis

2.     Ramsgate Group, Inc.’s shares are owned by Eileen Anderson.

DESCRIPTION OF SECURITIES

We have 10,000,000 shares of our common stock issued and outstanding as of April 30, 2008.

Common Stock

The Company is authorized to issue up to 75,000,000 shares of common stock. Holders of our common stock are entitled to one vote for each share in the election of directors and on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of directors.

The holders of the common stock are entitled to receive dividends, when and as declared, from time to time, by our board of directors, in its discretion, out of any assets of the Company legally available therefore.

Upon the liquidation, dissolution or winding up of the Company, the remaining assets of the Company available for distribution to stockholders will be distributed among the holders of common stock, pro rata based on the number of shares of common stock held by each.

Holders of common stock generally have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, when issued, fully paid and non-assessable.

Preferred Stock

The Company has no class of capital stock designated as preferred stock.

Certain Anti-Takeover Provisions

Stockholders’ rights and related matters are governed by Nevada corporate law, our articles of incorporation and our bylaws. Certain provisions of the Nevada Private Corporations Law may discourage or have the effect of delaying or deferring potential changes in control of the Company. The cumulative effect of these terms may be to make it more difficult to acquire and exercise control of the Company and to make changes in management. Furthermore, these provisions may make it more difficult for stockholders to participate in a tender or exchange offer for common stock and in so doing may diminish the market value of the common stock.

One of the effects of the existence of authorized but unissued shares of our common stock may be to enable our board of directors to render it more difficult or to discourage an attempt to obtain control of the Company and thereby protect the continuity of or entrench our management, which may adversely effect the market price of our common stock. If in the due exercise of its fiduciary obligations, for example, our board of directors were to determine that a takeover proposal were not in the best interests of the Company, such shares could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Our bylaws provide that special meetings of stockholders may be called only by our board of directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Timothy S. Orr, Esquire, of Spokane, Washington, an independent legal counsel, has provided an opinion on the validity of Rangeford Resources, Inc.’s issuance of common stock and is presented as an exhibit to this filing.

The financial statements appearing in the registration statement have been audited by Blackwing Group, LLC, an independent registered public accounting firm, to the extent and for the periods indicated in their report appearing elsewhere herein, which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The General Corporation Law of the State of Nevada, under which the Company is organized, permits the inclusion in the articles of incorporation of a corporation of a provision limiting or eliminating the potential monetary liability of directors to a corporation or its stockholders by reason of their conduct as directors. The provision would not permit any limitation on, or the elimination of, liability of a director for disloyalty to his or her corporation or its stockholders, failing to act in good faith, engaging in intentional misconduct or a knowing violation of the law, obtaining an improper personal benefit or paying a dividend or approving a stock repurchase that was illegal under Nevada law. Accordingly, the provisions limiting or eliminating the potential monetary liability of directors permitted by Nevada law apply only to the “duty of care” of directors, i.e., to unintentional errors in their deliberations or judgments and not to any form of “bad faith” conduct.

The articles of incorporation of the Company contain a provision which eliminates the personal monetary liability of directors to the extent allowed under Nevada law. Accordingly, a stockholder is able to prosecute an action against a director for monetary damages only if he or she can show a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an improper personal benefit or an illegal dividend or stock repurchase, as referred to in the amendment, and not “negligence” or “gross negligence” in satisfying his or her duty of care. Nevada law applies only to claims against a director arising out of his or her role as a director and not, if he or she is also an officer, his or her role as an officer or in any other capacity or to his or her responsibilities under any other law, such as the federal securities laws.

In addition, the Company’s articles of incorporation and bylaws provide that the Company will indemnify our directors, officers, employees and other agents to the fullest extent permitted by Nevada law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise. The Company has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

No pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought exists, and the Company is not aware of any pending or threatened material litigation that may result in claims for indemnification by any director, officer, employee or other agent.

DESCRIPTION OF BUSINESS

General

We are an exploration stage company organized under the laws of the State of Nevada on Dec. 4, 2007 for the purpose of purchasing, developing and operating oil and gas leases. We are currently not earning any revenues and we are not conducting any business operations at the time. We have not acquired any leases or property at this time.

We have no revenues, no operations, and have been issued a going concern opinion and require additional capital to fund our operations.

We have a specific business plan and do not intend to engage in any merger, acquisition or business reorganization with any previously identified entity.  We have no plans to change our business activities or to combine with another business and are not aware of any events or circumstances that might cause us to change our plans.

Operations

We have currently not acquired any leases or properties.   Upon funding we intend to enter into leases or acquire property.   We intend to engage third parties such as a drilling contractor, a geologist and an engineer to direct the drilling of wells on the lease. As of the date hereof, such third parties have not been engaged and there is no assurance that we will ever enter into contracts with any such third parties.

We will make a determination of leases we are interested in the future as funds become available and based upon the analysis of technical and production date, on site verification of any well equipment and production capability, and verification of ownership of lease hold rights. We have not yet targeted properties and do not intend to do so until we complete exploration of our current lease.

Geological and geophysical

We may engage detailed geological interpretation combined with advanced seismic exploration techniques to identify the most promising drilling sites within our leases.

Geological interpretation is based upon data recovered from existing oil and gas wells in an area and other sources. Such information is either purchased from the company that drilled the wells or becomes public knowledge through state agencies after a period of years. Through analysis of rock types, fossils and the electrical and chemical characteristics of rocks from existing wells, we can construct a picture of rock layers in the area. We will have access to the well logs and decline curves from existing operating wells. Well logs allow us to calculate an original oil or gas volume in place while decline curves from production history allow us to calculate remaining proved producing reserves. We have not purchased, leased or entered into any agreements to purchase or lease any of the equipment necessary to conduct the geological or geophysical testing referred to herein and will only be able to do so upon raising additional capital trough loans or the sale of equity securities.

Market for oil and gas production

The market for oil and gas production is regulated by both the state and federal governments. The overall market is mature and with the exception of gas, all producers in a producing region will receive the same price. The major oil companies will purchase all crude oil offered for sale at posted field prices. There are price adjustments for quality differences from the Benchmark. Benchmark is Saudi Arabian light crude oil employed as the standard on which OPEC price changes have been based. Quality variances from Benchmark crude results in lower prices being paid for the variant oil. Oil sales are normally contracted with a purchaser or gatherer as it is known in the industry who will pick up the oil at the well site. In some instances there may be deductions for transportation from the well head to the sales point. At this time the majority of crude oil purchasers do not charge transportation fees unless the well is outside their service area. The service area is a geographical area in which the purchaser of crude oil will not charge a fee for picking upon the oil. The purchaser or oil gatherer as it is called within the oil industry, will usually handle all check disbursements to both the working interest and royalty owners. We will be a working interest owner. By being a working interest owner, we are responsible for the payment of our proportionate share of the operating expenses of the well. Royalty owners and over riding royalty owners receive a percentage of gross oil production for the particular lease and are not obligated in any manner whatsoever to pay for the costs of operating the lease. Therefore, we, in most instances, will be paying the expenses for the oil and gas revenues paid to the royalty and over riding royalty interests.

Gas sales are by contract. The gas purchaser will pay the well operator 100% of the sales proceeds on or about the 25th of each and every month for the previous month’s sales. The operator is responsible for all checks and distributions to the working interest and royalty owners. There is no standard price for gas. Price will fluctuate with the seasons and the general market conditions. It is our intention to utilize this market whenever possible in order to maximize revenues. We do not anticipate any significant change in the manner production is purchased, however, no assurance can be given at this time that such changes will not occur.

Acquisition of Future Leases

We have not targeted properties to acquire and do not intend to do so until funds are available to target and acquire properties for exploration.

Competition

The oil and gas industry is highly competitive. Our competitors and potential competitors include major oil companies and independent producers of varying sizes which are engaged in the acquisition of producing properties and the exploration and development of prospects. Most of our competitors have greater financial, personnel and other resources than we do and therefore have greater leverage in acquiring prospects, hiring personnel and marketing oil and gas.

Research and Development

We will be conducting research in the form of drilling on the property. Our business plan is focused on a strategy for maximizing the long-term exploration and development of our properties. To date, we have focused primarily on acquiring our interest in a single lease as described herein.

Government Regulation

The production and sale of oil and gas is subject to regulation by state, federal and local authorities. In most areas there are statutory provisions regulating the production of oil and natural gas under which administrative agencies may set allowable rates of production and promulgate rules in connection with the operation and production of such wells, ascertain and determine the reasonable market demand of oil and gas, and adjust allowable rates with respect thereto.

The sale of liquid hydrocarbons was subject to federal regulation under the Energy Policy and Conservation Act of 1975 which amended various acts, including the Emergency Petroleum Allocation Act of 1973. These regulations and controls included mandatory restrictions upon the prices at which most domestic and crude oil and various petroleum products could be sold. All price controls and restrictions on the sale of crude oil at the wellhead have been withdrawn. It is possible, however, that such controls may be re-imposed in the future but when, if ever, such re-imposition might occur and the effect thereof is unknown.

The sale of certain categories of natural gas in interstate commerce is subject to regulation under the Natural Gas Act and the Natural Gas Policy Act of 1978 (“NGPA”). Under the NGPA, a comprehensive set of statutory ceiling prices applies to all first sales of natural gas unless the gas specifically exempt from regulation (i.e., unless the gas is deregulated). Administration and enforcement of the NGPA ceiling prices are delegated to the Federal Energy Regulatory Commission (“FERC”). In June 1986 the FERC issued Order No. 451, which in general is designed to provide a higher NGPA ceiling price for certain vintages of old gas. It is possible, though unlikely, that we may in the future acquire significant amounts of natural gas subject to NGPA price regulations and/or FERC Order No. 451.

Our operations are subject to extensive and continually changing regulation because of legislation affecting the oil and natural gas industry is under constant review for amendment and expansion. Many departments and agencies, both federal and state, are authorized by statute to issue and have issued rules and regulations binding on the oil and natural gas industry and its individual participants. The failure to comply with such rules and regulations can result in large penalties. The regulatory burden on this industry increases our cost of doing business and, therefore, affects our profitability. However, we do not believe that we are affected in a significantly different way by these regulations than our competitors are affected.

Transportation and Production

Transportation and Sale of Oil and Natural Gas. We can make sales of oil, natural gas and condensate at market prices which are not subject to price controls at this time. The price that we receive from the sale of these products is affected by our ability to transport and the cost of transporting these products to market. Under applicable laws, FERC regulates:

•	the construction of natural gas pipeline facilities, and

•	the rates for transportation of these products in interstate commerce.

Our possible future sales of natural gas are affected by the availability, terms and cost of pipeline transportation. The price and terms for access to pipeline transportation remain subject to extensive federal and state regulation. Several major regulatory changes have been implemented by Congress and FERC from 1985 to the present. These changes affect the economics of natural gas production, transportation and sales. In addition, FERC is continually proposing and implementing new rules and regulations affecting these segments of the natural gas industry that remain subject to FERC’s jurisdiction. The most notable of these are natural gas transmission companies.

FERC’s more recent proposals may affect the availability of interruptible transportation service on interstate pipelines. These initiatives may also affect the intrastate transportation of gas in some cases. The stated purpose of many of these regulatory changes is to promote competition among the various sectors of the natural gas industry. These initiatives generally reflect more light-handed regulation of the natural gas industry. The ultimate impact of the complex rules and regulations issued by FERC since 1985 cannot be predicted. In addition, some aspects of these regulatory developments have not become final but are still pending judicial and FERC final decisions. We cannot predict what further action FERC will take on these matters. However, we do not believe that any action taken will affect us much differently than it will affect other natural gas producers, gatherers and marketers with which we might compete.

Effective as of January 1, 1995, FERC implemented regulations establishing an indexing system for transportation rates for oil. These regulations could increase the cost of transporting oil to the purchaser. We do not believe that these regulations will affect us any differently than other oil producers and marketers with which we compete.

Regulation of Drilling and Production. Our proposed drilling and production operations are subject to regulation under a wide range of state and federal statutes, rules, orders and regulations. Among other matters, these statutes and regulations govern:

•	the amounts and types of substances and materials that may be released into the environment,
•	the discharge and disposition of waste materials,
•	the reclamation and abandonment of wells and facility sites, and
•	the remediation of contaminated sites,

and require:

•	permits for drilling operations,
•	drilling bonds, and
•	reports concerning operations.

Environmental Regulations

General. Our operations are affected by the various state, local and federal environmental laws and regulations, including the:

•	Clean Air Act,

•	Oil Pollution Act of 1990,

•	Federal Water Pollution Control Act,

•	Resource Conservation and Recovery Act (“RCRA”),

•	Toxic Substances Control Act, and

•	Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”).

These laws and regulations govern the discharge of materials into the environment or the disposal of waste materials, or otherwise relate to the protection of the environment. In particular, the following activities are subject to stringent environmental regulations:

•	drilling,

•	development and production operations,

•	activities in connection with storage and transportation of oil and other liquid hydrocarbons, and

•	use of facilities for treating, processing or otherwise handling hydrocarbons and wastes.

Violations are subject to reporting requirements, civil penalties and criminal sanctions. As with the industry generally, compliance with existing regulations increases our overall cost of business. The increased costs cannot be easily determined. Such areas affected include:

•	unit production expenses primarily related to the control and limitation of air emissions and the disposal of produced water,

•
capital costs to drill exploration and development wells resulting from expenses primarily related to the management and disposal of drilling fluids and other oil and natural gas exploration wastes, and

•	capital costs to construct, maintain and upgrade equipment and facilities and remediate, plug and abandon inactive well sites and pits.

Environmental regulations historically have been subject to frequent change by regulatory authorities. Therefore, we are unable to predict the ongoing cost of compliance with these laws and regulations or the future impact of such regulations on our operations. However, we do not believe that changes to these regulations will have a significant negative affect on our operations.

A discharge of hydrocarbons or hazardous substances into the environment could subject us to substantial expense, including both the cost to comply with applicable regulations pertaining to the clean up of releases of hazardous substances into the environment and claims by neighboring landowners and other third parties for personal injury and property damage. We do not maintain insurance for protection against certain types of environmental liabilities.

The Clean Air Act requires or will require most industrial operations in the United States to incur capital expenditures in order to meet air emission control standards developed by the EPA and state environmental agencies. Although no assurances can be given, we believe the Clean Air Act requirements will not have a material adverse effect on our financial condition or results of operations.

RCRA is the principal federal statute governing the treatment, storage and disposal of hazardous wastes. RCRA imposes stringent operating requirements, and liability for failure to meet such requirements, on a person who is either:

•	a “generator” or “transporter” of hazardous waste, or

•	an “owner” or “operator” of a hazardous waste treatment, storage or disposal facility.

At present, RCRA includes a statutory exemption that allows oil and natural gas exploration and production wastes to be classified as non-hazardous waste. As a result, we will not be subject to many of RCRA’s requirements because our operations will probably generate minimal quantities of hazardous wastes.

CERCLA, also known as “Superfund,” imposes liability, without regard to fault or the legality of the original act, on certain classes of persons that contributed to the release of a “hazardous substance” into the environment. These persons include:

•	the “owner” or “operator” of the site where hazardous substances have been released, and

•	companies that disposed or arranged for the disposal of the hazardous substances found at the site.

CERCLA also authorizes the EPA and, in some instances, third parties to act in response to threats to the public health or the environment and to seek to recover from the responsible classes of persons the costs they incur. In the course of our ordinary operations, we could generate waste that may fall within CERCLA’s definition of a “hazardous substance.” As a result, we may be liable under CERCLA or under analogous state laws for all or part of the costs required to clean up sites at which such wastes have been disposed.

Under such law we could be required to:

•	remove or remediate previously disposed wastes, including wastes disposed of or released by prior owners or operators,

•	clean up contaminated property, including contaminated groundwater, or

•	perform remedial plugging operations to prevent future contamination.

We could also be subject to other damage claims by governmental authorities or third parties related to such contamination.

Company’s office

Our offices are located at 8541 North Country Road 11, Wellington, Colorado and our telephone number is (970) 218-7080.

Employees

We are an exploration stage company and have no employees. We conduct our operations through our officer.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

The following discussion should be read in conjunction with the Company’s Financial Statements and notes thereto appearing elsewhere in this registration statement.

Overview

The Company is a start-up exploration stage company incorporated in Nevada on Dec. 4, 2007 to acquire and explore oil and gas leases which are not in either the development stage or production stage. To date we have not acquired any property or leases.

Our auditors have issued a going concern opinion which means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin selling oil and gas. The more money we raise, the more drilling we can conduct. Since we do not know what the exploration of our prospects and future prospects will bear, we cannot say whether we will be successful even if we raise adequate funds to explore such properties.

Plan of Operation

As a start-up exploration stage corporation, we have not yet generated or realized any revenues from our business operations. We will need to raise additional cash in order to implement our project and begin operations. We will need approximately $31,250 in order to allow us to operate for the next 12 months. If we find oil and gas, we will begin selling the oil and gas and proceed to raise additional capital to drill more wells.

If we find oil and gas, we will begin selling the oil and gas and proceed to raise additional capital to drill more wells. If we do not find oil and gas, we intend to find a new property and raise additional funds to drill thereon. We have not yet targeted properties and do not intend to do so until we receive additional funding.

Once we have obtained a lease, we do not intend to interest other companies in the property if we find oil and/or gas. We intend to develop the property ourselves, given sufficient capital. If we are unable to complete drilling one well on our property, we will suspend operations until we raise additional funds. If we cannot or do not raise such funds, we will cease operations. We do not intend to hire additional employees at this time. We expect that all of the work on the property will be conducted by unaffiliated independent contractors. See “Liquidity and Capital Resources.”

Milestones

We have set the following milestones:

1. 0-180 days after the effectiveness of this Registration Statement we intend to raise additional funds through the private placement of debt or equity of the Securities Act of 1933 or enter into joint ventures or similar arrangements to raise capital for the exploration and development of leases.

2. 90-180 days after effectiveness of this Registration Statement we intend to retain a consultant to manage and explore the property which we have leased. The cost for this may vary. We estimate it will be approximately $2,000 per month.

3. 180-270 days after effectiveness of this Registration Statement we intend to begin drilling. Drilling will cost roughly $20.00 per foot. This cost includes placing casing and pipe in the ground.

4. 270-365 days following effectiveness of this Registration Statement we intend to either begin production and raise additional capital to drill other wells on our property or if oil and/or gas is not found, target a new property and raise additional capital to explore the new property.

Critical Accounting Policy

Currently the Company is in the exploration stage, and has not generated any revenues from operations. Revenue will be recognized only at such time as the Company has identified, recovered and sold or delivered raw minerals, oil and/or gas. Any exploration costs will be expensed as incurred.

Liquidity and Capital Resources

We will need to raise additional funds for working capital and to explore and develop our leases. We plan to raise such funds through the sale of equity or debt capital. Such equity securities might have rights, preferences or privileges senior to the outstanding Common Stock. Any debt that we may issue will be senior in right of payment to the outstanding Common Stock and may be convertible into Common Stock. Further, we may issue options or warrants in connection with such placements.

We also may enter into a joint venture, joint development, farm-out or similar arrangement with one or more third parties to raise the capital necessary to explore and develop our prospects.

There can be no assurance that we can obtain the capital we require through the sale of our debt or equity securities or enter into arrangements with third parties on terms acceptable to us, or at all. If we are unable to raise additional cash as necessary, we will either have to suspend operations until we do raise the cash or cease operations entirely.

Controls and Procedures

In connection with the preparation of this Prospectus, we successfully completed an Internal Controls Manual that was prepared by Mr. Ziegler and Mr. Davis and was approved by the Board of Directors..

Code of Ethics

The Company’s Board of Directors has approved a Code of Ethics for management relating to financial disclosures and filings related to future reporting requirements. A copy of the Code of Ethics will be made available to you by contacting the Company at Post Office Box 1365, 8541 North Country Road 11, Wellington Colorado 80549.

CHANGES IN DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE

The Company has no disagreements with our accountants on accounting and financial disclosure matters.

DESCRIPTION OF PROPERTY

The Company has not acquired any leases or property at this time.  The Company utilizes office space provided by our sole officer and director Mr. Frederick Ziegler.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Frederick Ziegler is providing office space and administrative support as needed to the Company for no charge at located at 8541 North Country Road 11, Wellington, Colorado 80549.

In December 2007, the Company issued 6,000,000 shares of its common stock to Frederick Ziegler for $4,100 in cash and services.

In December 2007, the Company issued 3,400,000 shares of its common stock to Walker, Bannister & Dunn LLC for  $7,200 in services.

In December 2007, the Company issued 500,000 shares of its common stock to Ramsgate Group, Inc. for $5,000 in services.

In December 2007, the Company issued 100,000 shares of its common stock to Jameson Capital, LLC for $1,000 in services.

MARKET FOR OUR COMMON STOCK
AND RELATED STOCKHOLDER MATTERS

As of the date of this prospectus, there is no public market in Rangeford common stock.  This prospectus is a step toward creating a public market for Rangeford stock, which may enhance the liquidity of Rangeford shares. However, there can be no assurance that a meaningful trading market will develop.  Rangeford and its management make no representation about the present or future value of Rangeford common stock.

As of the date of this prospectus;

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Rangeford;

2. There are currently 10,000,000 shares of Rangeford common stock held by four (4) shareholders. Its sole officer and director Frederick Ziegler, controls 6,000,000 shares while two (2) non-affiliates own 600,000 shares and one shareholder, who is an affiliate due to the size of his holdings, has 3,400,000 shares of our common stock that are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3. Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

All of the presently outstanding shares of common stock (10,000,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which shall become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Holders of Common Stock

We had 4 shareholders of record of 10,000,000 shares of our common stock as of April 30, 2008.

Dividend Policy

To date, we have not declared or paid cash dividends on our shares of common stock. The holders of the shares of common stock purchased pursuant to this prospectus will be entitled to non-cumulative dividends on the shares of common stock, when and as declared by our board of directors, in its discretion. We intend to retain all future earnings, if any, for our business and do not anticipate paying cash dividends in the foreseeable future.

Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, general business conditions and such other factors as our board of directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

As of April 30, 2008, Rangeford has not adopted any equity compensation plans.

EXECUTIVE COMPENSATION

The table below sets forth all cash compensation paid or proposed to be paid by us to the chief executive officer and the most highly compensated executive officers, and key employees for services rendered in all capacities to the Company during fiscal year 2007.

Summary Compensation Table

Name	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs ($)	LTIP Payouts ($)	All Other Compensation ($)	Totals ($)
Frederick Ziegler, CEO CFO and President	2008	0	0	0	0	0	0	0	0

Compensation Policy. Because we are still in the early stages of formation and development, our directors and officers are not currently receiving any compensation.

Stock Option. Because we are still in the early stages of formation and development, our directors and officers have not received any stock options or freestanding SARs.

Bonuses. To date no bonuses have been granted. Any bonuses granted in the future will relate to meeting certain performance criteria that are directly related to areas within the executive’s responsibilities with the Company. As the Company continues to grow, more defined bonus programs will be created to attract and retain our employees at all levels.

Stock Option Plans

Our board of directors has not adopted any Stock Option Plans as of April 30, 2008.

Compensation of Directors

Because we are still in the development stage, our directors are not receiving any compensation other than reimbursement for expenses incurred during their duties.

Employment Contracts; Termination of Employment and Change-in-Control Arrangements

We do not have employment agreements with any of our employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to Rangeford Resources, Inc. to own more than 5% of the outstanding common stock as of April 30, 2008, and by the Officers and Directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class*
Common Stock	Frederick Ziegler Post Office Box 1365 8541 North County Road 11 Wellington, Colorado 80549	6,000,000 shares	60.00%

Common Stock	Walker, Bannister & Dunn, LLC 4412 8th Street SW Vero Beach, Florida 32968	3,400,000 shares	34.00%

TOTALS		9,400,000	94.00%
*The percent of class is based on 10,000,000 shares of common stock issued and outstanding as of July 28, 2008.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

There are no promoters being used in relation with this offering, except that under the definition of promoter in Rule 405 of Regulation C of the Securities Act of 1933, Frederick Ziegler, Sole Officer and Sole Director of Rangeford Resources, Inc. and Ronald A. Davis are considered promoters with respect to this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us. No assets will be or are expected to be acquired from any promoter on behalf of Rangeford Resources, Inc.. We have not entered into any agreements that require disclosure to our shareholders.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•     The Officers and Directors;

•     Any person proposed as a nominee for election as a director;

•     Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;

•     Any relative or spouse of any of the foregoing persons who have the same house as such person.

On December 10, 2007  Rangeford Resources, Inc.  issued 6,000,000 shares of Common stock to Frederick Ziegler for $4,100.00 in cash and services.  This value was determined as an arms length transaction between non-related parties.

On December 10, 2007  Rangeford Resources, Inc. issued 3,400,000 shares of Common stock to Walker, Bannister & Dunn, LLC for $7,200 in future services.  This value was determined as an arms length transaction between non-related parties.

Rangeford Resources, Inc. issued 100,000 shares of Common stock to Jameson Capital, LLC on December 10, 2007 for $1,000.00 in exchange for services to be rendered. This value was determined as an arms length transaction between non-related parties.

The Company, on December 10, 2007, issued 500,000 shares of Common stock to Ramsgate Group, Inc. for $5,000.00 in services to be rendered. This value was determined as an arms length transaction between non-related parties.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Our By-laws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Nevada law. Under such provisions, the director, officer, corporate employee or agent who in his capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling our Company pursuant to the  foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

WHERE TO GET MORE INFORMATION

It is our intent to become a reporting company under the Securities Exchange Act of 1934, as amended, upon the effectiveness of this Prospectus. After the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

We will furnish record-holders of our securities with annual reports containing financial statements, audited and reported upon by our independent auditors, quarterly reports containing unaudited interim financial information and such other periodic reports as we determine to be appropriate or as may be required by law.

You can also request additional information directly from the Company at Post Office Box 1365, 8541 North Country Road 11, Wellington, Colorado 80549.   (970) 218-7080.

RANGEFORD RESOURCES, INC.

(A EXPLORATION STAGE COMPANY)

AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD OF

DECEMBER 4, 2007 (DATE OF INCEPTION)

TO APRIL 30, 2008

THE BLACKWING GROUP, LLC
18921G E VALLEY VIEW PARKWAY #325
INDEPENDENCE, MO 64055

TABLE OF CONTENTS

Page

INDEPENDENT AUDITOR’S REPORT	F1

FINANCIAL STATEMENTS

Statement of Assets and Liabilities	F2

Statement of Operations	F3

Statement of Cash Flows	F4

Statement of Stockholders’ Equity	F5

Notes to Financial Statements	F6 - F12

THE BLACKWING GROUP, LLC
18921G E VALLEY VIEW PARKWAY #325
INDEPENDENCE, MO 64055
816-813-0098

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Rangeford Resources, Inc. (An Exploration Stage Enterprise)
8541 North Country Road II
Wellington, CO 80549

We have audited the accompanying balance sheet of Rangeford Resources, Inc. (An Exploration Stage Enterprise) as of April 30, 2008, and the related statements of income and changes in member’s equity, and cash flows for the period then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Rangeford Resources, Inc. (An Exploration Stage Enterprise) as of April 30, 2008, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company faces competition from existing companies with considerably more financial resources and business connections. In the event that Company fails to meet the anticipated levels of performance there is significant doubt that the Company will be able to meet the debt obligations related to the non public offering. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Blackwing Group, LLC
Issuing Office: Independence, MO
May 23, 2008

F1

RANGEFORD RESOURCES, INC.
(AN EXPLORATION STAGE ENTERPRISE)
STATEMENT OF ASSETS AND LIABILITIES
APRIL 30, 2008

ASSETS

Current Assets
Cash and Cash Equivalents	4,100
Prepaid Expenses	13,200
Total Current Assets	17,300

Total Assets	17,300

LIABILITIES AND STOCKHOLDERS' EQUITY

Stockholders' Equity (Note B)
Common stock, par value $.001;	-
75,000,000 shares authorized;	-
10,000,000 shares issued and outstanding	10,000
Additional Paid in Capital	7,300
Retained Earnings (Accumulated Deficit)	-
Total Stockholders' Equity	17,300

Total Liabilities and Stockholders' Equity	17,300

F2

RANGEFORD RESOURCES, INC.
(AN EXPLORATION STAGE ENTERPRISE)
STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED APRIL 30, 2008

Total Income	-

Total Cost of Sales	-

Gross Margin	-

General and Administrative Expenses

Net Income (Loss)	$-

Per Share Information:

Net Income (Loss) per share - 1,260,000 shares issued	$-

Basic weighted average number common stock shares outstanding	10,000,000

Diluted weighted average number common stock shares outstanding	10,000,000

F3

RANGEFORD RESOURCES, INC.
STATEMENT OF CASH FLOWS
FOR THE PERIOD ENDED APRIL 30, 2008

CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$-

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	-
Amortization	-
(Increase) decrease in:
Accounts Receivable	-
Prepaid Expenses	-
Net Cash Provided (Used) By Operating Activities	-

CASH FLOWS FROM INVESTING ACTIVITIES

Fixed Asset Additions	-
Net Cash (Used) By Investing Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES

Advances from Officer	-
Common Stock Issued	4,100
Net Cash (Used) By Financing Activities	4,100

NET INCREASE (DECREASE) IN CASH	4,100

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$4,100

Supplemental Information and Non-monetary Transactions:

Shares Issued for Future Services	$13,200

Taxes Paid	$-

F4

RANGEFORD RESOURCES, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
ACCUMULATED FOR THE PERIOD FROM DATE OF INCEPTION
ON DECEMBER 4, 2007
(Expressed in US Dollars)

Capital Stock Issued	Number of	Par	Additional Paid	Deficit	Total Stockholders'
	Common Shares	Value	In Capital	Accumulated	Equity (Deficit)

- December 4, 2007	10,000,000	0.001	7,300	-	17,300
issue common stock subscribed

Net Loss for the period from December 4, 2007 to April 30, 2008				-	-
Balance as of April 30, 2008	10,000,000	0.001	7,300	-	17,300

F5

RANGEFORD RESOURCES, INC. (An Exploration Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF DECEMBER 4, 2007
TO APRIL 30, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of Rangeford Resources, Inc. (An Exploration Stage Enterprise) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

Rangeford Resources, Inc. (the Company) was incorporated on December 4, 2007 in the State of Nevada. The Company is a start-up exploration stage company organized under the laws of the State of Nevada on Dec. 4, 2007 for the purpose of purchasing, developing and operating oil and gas leases, which are not in either the development stage or production stage. The Company is an oil and gas company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

We are currently not earning any revenues and we are not conducting any business operations at the time. We have not acquired any leases or property at this time. The Company has not commenced principle operations and is classified as an exploration stage company.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Stockholders’ Equity: Common stock

The authorized common stock of the Company consists of 75,000,000 shares with par value of $0.001.  On December 4, 2007, the Company authorized the issuance of 10,000,000 shares of its $.001 par value common stock at $0.00173 per share in consideration of $4,100 in cash. As of April 30, 2008, the shares were issued and outstanding.

F6

RANGEFORD RESOURCES, INC. (An Exploration Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF DECEMBER 4, 2007
 TO APRIL 30, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net loss per common share

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.”  The weighted-average number of common shares outstanding during each period is used to compute basic loss per share.  Diluted loss per share is computed using the weighted averaged number of shares and dilutive potential common shares outstanding.  Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding during 2008 and since inception.  As of April 30, 2008 and since inception, the Company had 10,000,000 common shares outstanding.  As of April 30, 2008 and since inception, the Company had no dilutive potential common shares.

Accounting for Oil and Gas Producing Activities

The Company uses the successful efforts method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, and to drill and equip development wells are capitalized. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed.

Per SEC regulations all registrants engaged in oil and gas exploration and production activities that follow the successful efforts method of accounting should provide the disclosures specified with respect to capitalized exploratory drilling costs pending the determination of proved reserves in filings that include financial reports covering periods ending on or after December 15, 2004. The Company has incurred no such costs for the periods audited.

Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. Other unproved properties are amortized based on the Company's experience of successful drilling and average holding period. Capitalized costs of producing oil and gas properties, after considering estimated dismantlement and abandonment costs and estimated salvage values, are depreciated and depleted by the unit-of-production method. Support equipment and other property and equipment are depreciated over their estimated useful lives.

On the sale or retirement of a complete unit of a proved property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized. On the retirement or sale of a partial unit of proved property, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized in income.

Basic Loss Per Share

The computations of basic loss per share of common stock are based on the weighted average number of shares outstanding at the date of the financial statements. There are no common stock equivalents outstanding.

	Loss	Shares	Per Share
	(Numerator)	(Denominator)	Amount
From Inception on December 4 to Period Ended April 30, 2008	$0	10,000,000	$0.00

F7

RANGEFORD RESOURCES, INC. (An Exploration Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF DECEMBER 4, 2007
 TO APRIL 30, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Provision for Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely that not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components from Inception on December 4, 2007 to April 30, 2008:

2008
Deferred tax assets NOL Carryover	$0
Valuations Allowance	0
Net Deferred Tax Asset	$0

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 34% to pretax income from continuing operations for the periods ended July 31, 2007 and December 31, 2006 due to the following:

2008
Book Loss	$0
Common Stock Issued For Services	0
Valuation Allowance	0
$0

At April 30, 2008, the Company had no operating loss carry forwards that can be used as an offset against future taxable income. No tax benefit has been reported in the April 30, 2008 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry-forwards for Federal income tax reporting purposes are subject to annual limitations.  Should a change in ownership occur, net operating loss carry forwards may be limited as to use in the future.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on Rangeford Resources, Inc.’s financial condition and results of operations during the period in which such changes occurred.

F8

RANGEFORD RESOURCES, INC. (An Exploration Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF DECEMBER 4, 2007
 TO APRIL 30, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates (continued)

Actual results could differ from those estimates. Rangeford Resources, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Fair Value of Financial Instruments

As at April 30, 2008, the fair value of cash and accounts and advances payable, including amounts due to and from related parties, approximate carrying values because of the short-term maturity of these instruments.

Recently Issued Accounting Pronouncements

 In December 2007, the FASB issued SFAS 160, “Noncontrolling interests in Consolidated Financial Statements – an amendment of ARB No. 51”. This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years beginning on or after December 15, 2008. Early adoption is not permitted. Management is currently evaluating the effects of this statement, but it is not expected to have any impact on the Company’s financial statements.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities. SFAS 159 creates a fair value option allowing an entity to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and financial liabilities, with changes in fair value recognized in earnings as they occur. SFAS 159 also requires an entity to report those financial assets and financial liabilities measured at fair value in a manner that separates those reported fair values from the carrying amounts of assets and liabilities measured using another measurement attribute on the face of the statement of financial position. Lastly, SFAS 159 requires an entity to provide information that would allow users to understand the effect on earnings of changes in the fair value on those instruments selected for the fair value election. SFAS 159 is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. The Company is continuing to evaluate SFAS 159 and to assess the impact on its results of operations and financial condition if an election is made to adopt the standard.

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

F9

RANGEFORD RESOURCES, INC. (An Exploration Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF DECEMBER 4, 2007
 TO APRIL 30, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements (continued)

Pursuant to FASB Statement No. 141, Business Combinations (SFAS 141, and its predecessor, APB Opinion No. 16 (APB 16)), goodwill may be recognized in connection with the acquisition of oil and gas exploration and production properties that constitute a business. Rule 4-10(c)(6)(i) of Regulation S-X, applicable to the full cost accounting method, specifies that "sales of oil and gas properties, whether or not being amortized currently, shall be accounted for as adjustments of capitalized costs, with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas attributable to a cost center." It goes on to indicate that "a significant alteration would not ordinarily be expected to occur for sales involving less than 25% of the reserve quantities of a given cost center."

None of the above new pronouncements has current application to the Company, but may be applicable to the Company’s future financial reporting.

Long-lived Assets-Technology

The Company’s technology is recorded at its cost. The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Concentration of Risk

Cash – The Company at times may maintain a cash balance in excess of insured limits. At April 30, 2008, the Company has no cash in excess of insured limits.

Revenue Recognition

The Company recognizes oil revenues when pumped and metered by the customer.

Accounts Receivable

Accounts receivable are carried at the expected net realizable value. The allowance for doubtful accounts is based on management's assessment of the collectibility of specific customer accounts and the aging of the accounts receivables.  If there were a deterioration of a major customer's creditworthiness, or actual defaults were higher than historical experience, our estimates of the recoverability  of the amounts  due to us could be  overstated,  which  could have a negative impact on operations.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

F10

RANGEFORD RESOURCES, INC. (An Exploration Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF DECEMBER 4, 2007
 TO APRIL 30, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated Useful Lives
Office Equipment	5-10 years
Copier	5-7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For audit purposes, depreciation is computed under the straight-line method.

Cost of Goods Sold

Job costs include all direct materials, and labor costs and those indirect costs related to locations, exploration, development and maintenance of properties. Selling, general and administrative costs are charged to expense as incurred.

NOTE B – GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.  The Company intends to raise additional capital when required to produce crude oil from tar sands.  When and if these activities provide sufficient revenues it would allow it to continue as a going concern. In the interim the Company is working toward raising operating capital through the private placement of its common stock or debt instruments.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations.  The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

 NOTE C - SIGNIFICANT EVENTS

From Inception on December 4, 2007 to April 30, 2008, the Company sold 10,000,000 shares of its common stock at $0.00173 per share.

F11

RANGEFORD RESOURCES, INC. (An Exploration Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF DECEMBER 4, 2007
 TO APRIL 30, 2008

NOTE D - RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property.  An officer or resident agent of the corporation provides office services without charge.  Such costs are immaterial to the financial statements and accordingly, have not been reflected therein.  The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest.  The Company has not formulated a policy for the resolution of such conflicts.

NOTE E - WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

F12

OUTSIDE BACK COVER:

1,000,000 Shares

Rangeford Resources, Inc.

$0.001 Par Value No Minimum

Common Stock
$0.125 per Share

PROSPECTUS
, 2008

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered. Rangeford has agreed to pay all costs and expenses related to the registration of its common stock. All amounts are estimated.

EDGAR Conversion Fees	$1,000
Transfer Agent Fees	1,500
Accounting and Legal Fees	4,500
Securities and Exchange Commission Fees	5
Total Expenses	$7,005

Indemnification of Directors and Officers.

Our Bylaws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Nevada law. Under such provisions, the director, officer, corporate employee or agent who, in his capacity as such, is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling our company pursuant to the  foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

1
·     a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
·     a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
·     a transaction from which the director derived an improper personal profit; and
·     willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

·     such indemnification is expressly required to be made by law;
·     the proceeding was authorized by our Board of Directors;
·     such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
·     such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advancement of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, Rangeford shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Rangeford shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Rangeford or is or was serving at the request of Rangeford as a director, officer, employee or agent of Rangeford, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Rangeford.  Rangeford shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Rangeford as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Recent Sale of Unregistered Securities.

During the past three years, Rangeford issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

In December 2007, the Company issued 6,000,000 shares of its common stock to Frederick Ziegler for $4,100 in cash and services.

In December 2007, the Company issued 3,400,000 shares of its common stock to Walker, Bannister & Dunn LLC for  $7,200 in services.

In December 2007, the Company issued 500,000 shares of its common stock to Ramsgate Group, Inc. for $5,000 in services.

In December 2007, the Company issued 100,000 shares of its common stock to Jameson Capital, LLC for $1,000 in services.

As of the date of this Registration Statement, there were 10,000,000 shares of common stock issued and outstanding being held by four (4) shareholders of record.

At the time of the issuance, all of the above shareholders were in possession of all available material information about us.  On the basis of these facts, Rangeford claims that the issuance of stock to the Rangeford founding shareholders qualify for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  Rangeford believes that the exemption from registration for these sales under Section 4(2) was available because:

1. The shareholders had fair access to all material information about Rangeford before investing;

2. There was no general advertising or solicitation; and

3. The shares bear a restrictive transfer legend.

On the basis of these facts, we claim that the issuance of stock to our initial shareholders qualifies for the exemption from registration contained in section 4(2) of the Securities Act of 1933.

EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION

3.1*	Articles of Incorporation

3.2*	By-Laws

5.1*	Legal Opinion with Consent

14.1*	Code of Ethics

23.1 99b	Consent of Accountant Subscription Agreement

* Previously filed as an exhibit to Form S-1 on July 3, 2008.

UNDERTAKINGS

In this Registration Statement, Rangeford is including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

Under Rule 415 of the Securities Act, the Company is registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, Rangeforc includes the following undertakings in this Registration Statement:

The undersigned registrant hereby undertakes to:

(1)          File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6)           Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Wellington, State of Colorado July 28, 2008.

Rangeford Resources, Inc.
(Registrant)

By: /s/Frederick Ziegler
Frederick Ziegler President Chief Executive Officer (Chief Accounting Officer) Chief Financial Officer Secretary-Treasurer Director